Exhibit (j) under Form N-1A

                                              Exhibit 99 under Item 601/Reg. S-K






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 33-43472) of Federated Fixed Income Securities, Inc., and to the incorporation by reference of our report, dated January 17, 2008, on Federated Strategic Income Fund (one of the portfolios constituting Federated Fixed Income Securities, Inc.) included in the Annual Shareholder Report for the fiscal year ended November 30, 2007.




                                                 /s/ Ernst & Young LLP



Boston, Massachusetts
January 24, 2008